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                                                                  EXHIBIT 23.1


                    CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 1996, which appears on page F-2 of the Annual Report on Form 10-K of INRAD, Inc. for the year ended December 31, 1996.


/s/Price Waterhouse LLP

PRICE WATERHOUSE LLP
Morristown, New Jersey
December 9, 1996